Exhibit 3.2
CERTIFICATE OF AMENDMENT TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
FREEDOM ACQUISITION HOLDINGS, INC.
     Freedom Acquisition Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
     1. Article FIRST of the Amended and Restated Certificate of Incorporation of this Corporation, as the same has been amended to date, is hereby amended in its entirety to read as follows:
     “FIRST: The name of the Corporation is GLG Partners, Inc. (the “Corporation”).”
     2. Article SECOND of the Amended and Restated Certificate of Incorporation of this Corporation, as the same has been amended to date, is hereby amended in its entirety to read as follows:
     “SECOND: The address of the Corporation’s registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.”
     3. The introductory paragraph and paragraph A of Article FOURTH of the Amended and Restated Certificate of Incorporation of this Corporation, as the same has been amended to date, are hereby amended in their entirety to read as follows:
     “FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,150,000,000 of which 1,000,000,000 shares shall be Common Stock of the par value of $0.0001 per share (the “Common Stock”) and 150,000,000 shares shall be Preferred Stock of the par value of $0.0001 per share (the “Preferred Stock”).
     A. Preferred Stock. The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions thereof, to provide out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and such qualifications, limitations or restrictions thereof, if any, of the shares of such series.
     The powers, preferences and relative, participating, optional and other special rights of such series of Preferred Stock, if any, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding. Except as may otherwise be provided in this Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with paragraph A of this Article FOURTH (each a “Preferred Stock Designation”)), the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in interest of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally (“Voting Stock”), voting together as a single class, irrespective of Section 242(b)(2) of the DGCL and without a separate vote of the holders of the Preferred Stock or any series thereof.”
     4. Article SIXTH of the Amended and Restated Certificate of Incorporation of this Corporation, as the same has been amended to date, is hereby amended in its entirety to read as follows:
     “SIXTH: Except as may otherwise be provided in this Certificate of Incorporation (including any Preferred Stock Designation), any vacancy in the Board of Directors, whether arising from death, resignation, removal, an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less than a quorum, by the sole remaining director or by the stockholders. Each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor shall have been elected and qualified.”
     5. Paragraphs B, C and D of Article SEVENTH of the Amended and Restated Certificate of Incorporation of this Corporation, as the same has been amended to date, are hereby amended in their entirety to read as follows:
     “B. Except as otherwise provided for or fixed pursuant to a Preferred Stock Designation relating to the rights of holders of a series of Preferred Stock to elect directors, if any, the number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws of the Corporation.
     C. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter, amend or repeal any Bylaws, whether adopted by them or otherwise; provided that, notwithstanding anything contained in this Certificate of Incorporation or the Bylaws of the Corporation to the contrary, any such adoption, alteration, amendment or repeal by stockholders shall require the affirmative vote of the holders of at least 66-2/3% of the voting power of all the then outstanding Voting Stock, voting together as a single class.
     D. The Board of Directors in its discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any special meeting of the stockholders called for the purpose of considering any such act or contract (such purpose to be stated in the notice of any such special meeting as required by law), and any contract or act that shall be approved or ratified by the affirmative vote of at least a majority in voting power of the then outstanding Voting Stock present at a meeting at which a quorum is present, unless a higher vote is required by applicable law, shall, to the fullest extent permitted by applicable law, be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation.”
     6. Article SEVENTH of the Amended and Restated Certificate of Incorporation of this Corporation, as the same has been amended to date, is hereby further amended to add new paragraphs G, H and I to read in their entirety as follows:
     “G. Except for such additional directors, if any, as are elected by the holders of any outstanding series of Preferred Stock as provided for or fixed pursuant to the provisions of Article FOURTH hereof, any director or the entire Board of Directors may be removed, with or without cause, solely by the affirmative vote of the holders of at least 66-2/3% of the voting power of all the then outstanding Voting Stock, voting together as a single class.
     H. Except as may otherwise be provided for or fixed pursuant to the provisions of Article FOURTH of this Certificate of Incorporation relating to the rights of the holders of any outstanding series of Preferred Stock, special meetings of stockholders for any purpose or purposes may be called at any time or from time to time by resolution or resolutions adopted by at least a majority of the whole Board of Directors, but such special meetings may not be called by any other person or persons.
     I. For purposes of paragraph F of this Article SEVENTH, “IPO” means the Corporation’s initial public offering.”
     7. Paragraph B of Article EIGHTH of the Amended and Restated Certificate of Incorporation of this Corporation, as the same has been amended to date, is hereby amended in its entirety to read as follows:
     “B. The Corporation, to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, shall indemnify and hold harmless any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, regulatory, arbitral or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is a legal representative, is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability entity, joint venture, trust, other enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss (including judgments, fines and amounts paid in settlement) suffered and expenses (including attorneys fees) reasonably incurred by such Covered Person. Notwithstanding the foregoing sentence, the Corporation shall be required to indemnify a

Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding was authorized in the specific case by the Board of Directors. To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.”
     8. Article NINTH of the Amended and Restated Certificate of Incorporation of this Corporation, as the same has been amended to date, is hereby amended in its entirety to read as follows:
     “NINTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner at the time prescribed by said laws, and all rights at any time conferred upon the stockholders or directors of the Corporation or any other person by this Certificate of Incorporation are granted subject to the provisions of this Article NINTH. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, in addition to any affirmative vote required by law and/or a Preferred Stock Designation, (i) the affirmative vote of the holders of at least 66-2/3% of the voting power of all the then outstanding Voting Stock, voting together as a single class, shall be required to amend, alter or repeal Article SIXTH, paragraphs B, C, G or H of Article SEVENTH or this Article NINTH (other than clause (ii) of this sentence of Article NINTH) or to adopt any provision inconsistent with any of the foregoing sections or articles and (ii) the affirmative vote of at least 80% of the voting power of all the then outstanding Voting Stock, voting together as a single class, shall be required to amend, alter or repeal paragraph F of Article SEVENTH or this clause (ii) or to adopt any provision inconsistent with paragraph F of Article SEVENTH or this clause (ii).”
     9. This Certificate of Amendment to the Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed and acknowledged by its officer thereunto duly authorized this 2nd day of November, 2007.

FREEDOM ACQUISITION HOLDINGS, INC.
By:	/s/ Jared Bluestein
	Name:	Jared Bluestein
	Title:	Secretary

Signature Page to Certificate of Amendment to Freedom Acquisition Holdings, Inc. Certificate of Incorporation